UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2005
ZILA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-17521 (Commission File Number)	86-0619668 (I.R.S. Employer Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (602) 266-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.
Item 9.01.	Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1

Item 8.01. Other Information.
     On December 8, 2005, Zila, Inc. issued a press release announcing that it received a Special Protocol Assessment (“SPA”) from the U.S. Food and Drug Administration (“FDA”) for its Phase III clinical trial of OraTest®, its oral cancer detection drug. The SPA is a process that allows for official FDA evaluation of a Phase III clinical trial and provides trial sponsors with a binding written agreement that the design and analysis of the study are adequate to support a license application submission if the study is performed according to the SPA. A copy of the press release is furnished with this filing as Exhibit 99.1. The information in this report, including the exhibit attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press release of Zila, Inc. dated December 8, 2005 and entitled “Zila receives Special Protocol Assessment from FDA for its Oral Cancer Detection Drug: OraTest®”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.
Dated: December 9, 2005	By:	/s/ Andrew A. Stevens
Andrew A. Stevens
Vice President and Chief Financial Officer (Principal Financial Officer)

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